Exhibit 99.1

EXCO REPORTS A 39% INCREASE IN PRODUCTION

FOR FIRST QUARTER OF 2003

DALLAS, TEXAS, May 15, 2003.....For the quarter ended March 31, 2003, EXCO Resources, Inc. reported net income of $4.3 million, and after deducting dividends on preferred stock of $1.3 million, reported earnings on common stock of $3.0 million, or $0.43 per basic share and $0.35 per diluted share.  For the same period last year, EXCO had net income of $2.1 million, and after deducting dividends on preferred stock of $1.3 million, had earnings on common stock of $752,000 or $0.10 per basic and diluted share.

For the quarter ended March 31, 2003, cash flow from operations before changes in working capital was $11.4 million, or $1.62 per basic share, compared to $3.8 million, or $0.54 per basic share for the same period in 2002.

Production for the three months ended March 31, 2003, was approximately 323,000 barrels of oil, 4.0 Bcf of natural gas and 98,000 barrels of natural gas liquids, as compared to first quarter 2002 production of approximately 288,000 barrels of oil, 2.6 Bcf of natural gas and 60,000 barrels of natural gas liquids.  Overall, for the three months ended March 31, 2003, total production was approximately 6.6 Bcfe versus first quarter 2002 total production of approximately 4.7 Bcfe, a 1.9 Bcfe or 39% increase.

	Three Months Ended March 31,
	2002	2003
Production:
Oil (Mbbls)
U.S.	216	212
Canada	72	111
Total	288	323
Natural gas (Mmcf)
U.S.	1,507	1,899
Canada	1,123	2,133
Total	2,630	4,032
Natural gas liquids (Mbbls)
U.S.	18	15
Canada	42	83
Total	60	98
Total production (Mmcfe)
U.S.	2,909	3,259
Canada	1,809	3,295
Total	4,718	6,554

The average oil price per Bbl received, including hedge settlements, during the three months ended March 31, 2003, was $26.69 versus $18.63 for the three months ended March 31, 2002, a $8.06 per barrel or 43% increase.  The average natural gas price per Mcf received, including hedge settlements, during the current three months was $3.88 versus $2.42 for the corresponding three months of the prior year, a $1.46 per Mcf or 60% increase.  The average natural gas liquids price per Bbl received during the three months ended March 31, 2003, was $28.04 versus $12.47 during the three months ended March 31, 2002, a $15.57 per barrel or 125% increase.

	Three Months Ended March 31,
	2002	2003
Average sales price:
Oil (Per Bbl)
Price received	$19.22	$32.40
Hedge settlements	(0.59)	(5.71)
Price including hedge settlements	$18.63	$26.69

Natural gas (Per Mcf)
Price received	$2.11	$5.34
Hedge settlements	0.31	(1.46)
Price including hedge settlements	$2.42	$3.88

Natural gas liquids (Per Bbl)
Price received	$12.47	$28.04
Hedge settlements	—	—
Price including hedge settlements	$12.47	$28.04

Total oil and natural gas revenues (Per Mcfe)
Price received	$2.51	$5.30
Hedge settlements	0.14	(1.18)
Price including hedge settlements	$2.65	$4.12

EXCO Resources, Inc. is an oil and gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Louisiana, Colorado, Mississippi and Alberta, Canada.  The Company’s common and preferred stock are traded on the NASDAQ NMS under the symbols EXCO and EXCOP, respectively.  Additional information about EXCO Resources, Inc. may be obtained by contacting the Company’s President, Ted Eubank, at EXCO’s headquarters, 6500 Greenville Avenue,  Suite 600, LB 17, Dallas, Texas 75206, telephone number (214) 368-2084.

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This release may contain forward-looking statements relating to future financial results or business expectations.  Business plans may change as circumstances warrant.  Actual results may differ materially from those predicted as a result of factors over which the Company has no control.  Such factors include, but are not limited to: acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which the Company is successful in integrating recently acquired businesses, regulatory changes and general economic conditions.  These risk factors and additional information are included in the Company’s reports on file with the Securities and Exchange Commission

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,	March 31,
	2002	2003
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,942	$2,238
Accounts receivable:
Oil and natural gas sales	12,299	17,517
Joint interest	1,889	1,941
Interest and other	7,343	7,902
Oil and natural gas hedge derivatives	—	26
Marketable securities	1,823	1,870
Other	902	1,077

Total current assets	26,198	32,571

Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	4,979	5,240
Proved developed and undeveloped oil and natural gas properties	314,517	347,613
Allowance for depreciation, depletion and amortization	(109,545)	(117,221)
Oil and natural gas properties, net	209,951	235,632
Office and field equipment, net	1,030	986
Deferred financing costs	1,100	1,869
Oil and natural gas hedge derivatives	140	26
Other assets	2,755	2,755

Total assets	$241,174	$273,839

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,	March 31,
	2002	2003
		(Unaudited)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$21,821	$22,183
Revenues and royalties payable	3,353	3,734
Accrued interest payable	95	169
Income taxes payable	—	2,560
Oil and natural gas hedge derivatives	7,924	11,523

Total current liabilities	33,193	40,169

Long-term debt	97,943	108,173
Asset retirement obligations	2,176	13,151
Deferred income taxes	7,978	9,690
Oil and natural gas hedge derivatives	—	1,099
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 10,000,000
Issued and outstanding shares — 5,004,869 and 4,989,869 at December 31, 2002 and March 31, 2003, respectively	101,175	100,872
Common stock, $.02 par value:
Authorized shares — 25,000,000
Issued and outstanding shares — 7,262,953 and 7,277,952 at December 31, 2002 and March 31, 2003, respectively	145	146
Additional paid-in capital	53,107	53,410
Deferred compensation	(705)	(649)
Notes receivable-employees	(173)	(175)
Deficit eliminated in quasi-reorganization	(8,799)	(8,799)
Retained earnings (deficit) since December 31, 1997	(35,600)	(32,564)
Accumulated other comprehensive income (loss):
Hedging activities	(5,024)	(8,409)
Foreign currency translation adjustments	(938)	981
Unrealized gain (loss) on equity investments	258	306
Treasury stock, at cost: 248,434 shares at December 31, 2002 and March 31, 2003	(3,562)	(3,562)
Total stockholders’ equity	99,884	101,557
Total liabilities and stockholders’ equity	$241,174	$273,839

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amount)

	Three Months Ended March 31,
	2002	2003

Revenues:
Oil and natural gas sales, before hedge settlements	$11,845	$34,718
Oil and natural gas hedge settlements	645	(7,708)
Derivative ineffectiveness	(115)	(2,544)
Other income	2,211	847
Total revenues	14,586	25,313

Costs and expenses:
Oil and natural gas production	6,348	8,520
Depreciation, depletion and amortization	3,792	5,079
Accretion of discount on asset retirement obligations	—	295
General and administrative	1,872	3,548
Interest	508	1,108
Total costs and expenses	12,520	18,550

Income before income taxes	2,066	6,763
Income tax expense	—	2,669
Income before cumulative effect of change in accounting principle	2,066	4,094
Cumulative effect of change in accounting principle, net of income tax	—	255
Net income	2,066	4,349
Dividends on preferred stock	1,314	1,311
Earnings on common stock	$752	$3,038
Basic earnings per share:
Income before cumulative effect of change in accounting principle	$.10	$.39
Cumulative effect of change in accounting principle, net of income tax	—	.04
Earnings on common stock	$.10	$.43
Diluted earnings per share:
Income before cumulative effect of change in accounting principle	$.10	$.33
Cumulative effect of change in accounting principle, net of income tax	—	.02
Earnings on common stock	$.10	$.35
Weighted average number of common and common equivalent shares outstanding:
Basic	7,115	7,022
Diluted	7,545	12,544